UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 12, 2026

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ironwood Pharmaceuticals, Inc. (the “Company”) today announced that, on October 12, 2026, the Board of Directors (the “Board”) appointed Tammi Gaskins, the Company’s Senior Vice President, Chief Commercial Officer, as Chief Executive Officer, effective January 1, 2027 (the “Transition Date”). The Board increased the size of the Board from eight to nine directors and elected Ms. Gaskins as a director, in each case, effective as of the Transition Date. Biographical information for Ms. Gaskins is available on page 22 in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2026, in connection with the Company’s 2026 annual meeting of stockholders, such biographical information being incorporated herein by reference. As an employee of the Company, Ms. Gaskins will not receive any additional compensation for her service on the Board.

The Company also announced today that, on October 12, 2026, Thomas McCourt notified the Board of his decision to retire as Chief Executive Officer, effective December 31, 2026, following 17 years of service to the Company, including five years in that role. Mr. McCourt will continue to serve as a director on the Board following his retirement as Chief Executive Officer.

As part of the transition, the Company and Mr. McCourt plan to enter into a consulting agreement effective as of the Transition Date, pursuant to which Mr. McCourt will serve as consultant to the Company following the Transition Date, for an anticipated consulting fee of $10,000 per month.

In connection with her appointment as Chief Executive Officer and effective as of the Transition Date, Ms. Gaskins will receive an annual base salary of $775,000 and will have an individual bonus target of 75% of her annual base salary, subject to achievement of corporate goals.

In addition, as of the Transition Date, Ms. Gaskins will receive a grant of restricted stock units (“RSUs”) and performance-based restricted stock unit awards (“PSUs”), under the Company’s Amended and Restated 2019 Equity Incentive Plan. The target grant value of the RSUs will be approximately $2,000,000 and the target grant value of the PSUs at target performance will be approximately $2,000,000. Each RSU and PSU represents a right to receive shares of the Company’s Class A common stock upon vesting of such awards. The RSUs will vest over four years, with 25% of the RSUs vesting on each approximate anniversary of the date of grant. The vesting terms and performance period of the PSUs are expected to be determined in 2027.

The Company intends to enter into an amended and restated executive severance agreement (the “Agreement”) with Ms. Gaskins, effective as of the Transition Date, in connection with her appointment as the Company’s Chief Executive Officer. The Agreement will be consistent with the Company’s recently approved form of chief executive officer severance agreement, the terms of which are described below. The Agreement will replace Ms. Gaskins’s existing executive severance agreement, dated February 24, 2025 (the “Prior Agreement”).

Pursuant to the terms of the Agreement, in the event of a qualifying termination, Ms. Gaskins would be entitled to receive the following benefits under the Agreement: (i) a lump-sum payment equal to 18 months of her base salary for the year of termination (or, if Ms. Gaskins’s termination constitutes a Change of Control Termination, as defined in the Agreement, a lump-sum payment equal to 24 months of her base salary); (ii) a lump-sum payment equal to her actual bonus for the prior year if not yet paid as of the termination date; (iii) a lump-sum payment equal to her target cash bonus for the year of termination, prorated based on the percentage of the year worked prior to the triggering event; (iv) a lump-sum payment equal to her full target cash bonus for the year of termination, multiplied by 1.5 (or, if Ms. Gaskins’s termination constitutes a Change of Control Termination, a lump-sum payment equal to her full target cash bonus for the year of termination, multiplied by 2.0); (v) up to 18 months of subsidized COBRA coverage benefits; and (vi) outplacement assistance benefits.

Under the Agreement, Ms. Gaskins would also be entitled to receive certain benefits with respect to her outstanding equity awards in the event of a Change of Control Termination. These equity-based benefits, which are the same as those provided to her under the Prior Agreement, are described on pages 37 through 39 in the Company’s proxy statement filed with the SEC on April 28, 2026, in connection with the Company’s 2026 annual meeting of stockholders, such information being incorporated herein by reference.

There is no arrangement or understanding between Ms. Gaskins and any other person pursuant to which Ms. Gaskins was appointed as the Company’s Chief Executive Officer and elected as a director. There is no family relationship between Ms. Gaskins and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Gaskins is not, and has not been since January 1, 2024, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The full text of the press release issued in connection with the announcement of the chief executive officer transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s Chief Executive Officer transition. Statements using words such as “expect”, “anticipate”, “believe”, “may”,

“will” and similar terms are also forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligations to make any revisions to the forward-looking statements contained in this Current Report or to update them to reflect events or circumstances occurring after the date of this Current Report, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated October 16, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: October 16, 2026	By:	/s/ John Minardo
Name: John Minardo
Title: Senior Vice President, Chief Legal Officer and Secretary